Exhibit 99.1

Contacts:
Big 5 Sporting Goods Corporation
Charles Kirk
Sr. Vice President and Chief Financial Officer
(310) 536-0611

John Mills
Integrated Corporate Relations, Inc.
(310) 395-2215

BIG 5 SPORTING GOODS CORPORATION RECEIVES FILING EXTENSION FROM NASDAQ

El Segundo, CA – June 2, 2005 – Big 5 Sporting Goods Corporation (Nasdaq: BGFVE), a leading sporting goods retailer, announced today that the NASDAQ Listing Qualifications Panel (the “Panel”) has granted the Company an extension until August 12, 2005 to file its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (the “Fiscal 2004 Form 10-K”) and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2005 (the “first quarter Fiscal 2005 Form 10-Q”) and to continue the listing of the Company’s common stock on the NASDAQ National Market pending such filings. As previously announced, the Company is not in compliance with NASDAQ requirements for continued listing as a result of its failure to file with the Securities and Exchange Commission its Fiscal 2004 Form 10-K and its first quarter Fiscal 2005 Form 10-Q and its common stock is therefore subject to delisting from the NASDAQ National Market.

In connection with granting the Company’s request for an extension, the Panel is requiring that the Company provide prompt notification to the Panel regarding any significant events that occur prior to the August 12, 2005 filing deadline as well as certain information relating to the Company’s review process, once completed, in connection with its previously-announced restatements. The Company must also comply with all other continued listing requirements of the NASDAQ National Market to maintain its listing.

The Company is working diligently to complete the review process in connection with its previously-announced restatements so that its fiscal 2004 financial statements and the associated audit by KPMG LLP may be completed in order to permit the filing of the Company’s Fiscal 2004 Form 10-K as quickly as possible and the filing of its first quarter Fiscal 2005 Form 10-Q promptly thereafter. If the Company is unable to file those reports by the August 12, 2005 extension date, it will request a further extension, but such an extension may not be granted, in which case its common stock could be delisted from the NASDAQ National Market.

The Company has also obtained from the lenders under its financing agreement an extension to July 1, 2005 to deliver its audited financial statements for fiscal 2004 as required by its financing agreement. If the Company is not able to deliver such statements by then, it intends to seek another extension, although there is no assurance that one will be granted. The Company is in compliance with all of the covenants contained in its financing agreement.

About Big 5 Sporting Goods Corporation
Big 5 is a leading sporting goods retailer in the United States, operating 311 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods, changes in interest rates and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A filed on October 25, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 26, 2004. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.